For Media, contact: Steve Gale Director, External Communications 800 Cabin Hill Drive Greensburg, Pa. 15601-1689 Phone: (724) 838-6020 Media Hotline: 1-888-233-3583 E-Mail: sgale@alleghenyenergy.com	For Investor Relations, contact: Max Kuniansky Director, Investor Relations 800 Cabin Hill Drive Greensburg, Pa. 15601-1689 Phone: (724) 838-6895 E-Mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Completes Equity Financing

Greensburg, Pa., October 5, 2004 – Allegheny Energy, Inc. (NYSE: AYE) today announced that it has completed a $151.5 million private placement of its common stock. The Company sold 10 million shares of common stock at a price of $15.15 per share directly to four institutional investors. The Company intends to use the proceeds of the sale to reduce debt as part of its plan to repay $1.5 billion in debt by year-end 2005.

“This stock issuance is another significant step in our program to strengthen the financial condition of Allegheny Energy,” said Paul J. Evanson, Chairman and CEO. “With market conditions favorable, we decided this was an appropriate time to issue equity. This private placement offered the Company an opportunity to raise capital in a cost-effective manner within a short period of time.”

Since December 1, 2003, Allegheny Energy has reduced debt by approximately $700 million and, as previously announced, has entered into contracts to sell its West Virginia gas operations, its Lincoln generation facility and its interest in OVEC.

Securities Act of 1933

The common stock has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale or any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an energy company consisting of two major businesses, Allegheny Energy Supply, which owns and operates electric generating facilities, and Allegheny Power, which delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland, Virginia and Ohio.  More information about Allegheny Energy is available at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.  These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s delivery business, Allegheny Power; the closing of various agreements; execution of restructuring activity and liquidity enhancement plans; results of litigation; financing and plans; demand for energy and the cost and availability of inputs; demand for products and services; capacity purchase commitments; results of operations; capital expenditures; regulatory matters; internal controls and procedures and accounting issues; and stockholder rights plans. Forward-looking statements involve estimates, expectations, and projections and, as a result, are subject to risks and uncertainties.  There can be no assurance that actual results will not materially differ from expectations.  Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: execution of restructuring activity and liquidity enhancement plans; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; general economic and business conditions; changes in access to capital markets; the continuing effects of global instability, terrorism, and war; changes in industry capacity, development, and other activities by Allegheny’s competitors; changes in the weather and other natural phenomena; changes in technology; changes in the price of power and fuel for electric generation; the results of regulatory proceedings, including those related to rates; changes in the underlying inputs, including market conditions, and assumptions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny, its markets, or its activities; environmental regulations; the loss of any significant customers and suppliers; the effect of accounting policies issued periodically by accounting standard-setting bodies; additional collateral calls; and changes in business strategy, operations, or development plans. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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